UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2015

The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

10590 Hamilton Avenue
Cincinnati, Ohio 45231
(Address of principal executive offices)
Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2015, Gregory J. Gluchowski, Jr. entered into an employment agreement (the “Employment Agreement”) with The Hillman Group, Inc. (“Hillman”), a subsidiary of The Hillman Companies, Inc. (the “Company”), to be appointed as President and Chief Executive Officer.  Mr. Gluchowski also will serve as President and Chief Executive Officer of the Company.  Mr. Gluchowski’s appointment will be effective September 8, 2015.  Mr. Gluchowski, age 50, is a seasoned hardware and home improvement veteran.  Mr. Gluchowski joins Hillman after serving as President, Hardware & Home Improvement (HHI) of Spectrum Brands Holdings Inc. (NYSE: SPB) and a former division of Stanley Black and Decker (NYSE:  SBD).   Since January 2010, Mr. Gluchowski has led the $1.2 billion HHI division that includes the Kwikset®, Baldwin®, Weiser®, Pfister®, Stanley®, and National® brands and he led the divestiture of the HHI business from SBD to Spectrum. During his time leading HHI at Spectrum and SBD, Mr. Gluchowski grew sales by 50% and more than doubled EBITDA. This was accomplished through a combination of business integration, operational optimization, organizational leadership, change management, strategic acquisitions, and innovation-led organic growth.  Prior to 2010, Mr. Gluchowski held positions of increasing responsibility at Black & Decker in operations, supply chain, and general management roles after joining the company in 2002. He started his career at Phelps Dodge Wire & Cable in 1988 and holds an MBA from Indiana University and an undergraduate degree from Purdue University.

Mr. Gluchowski’s Employment Agreement provides for an initial annual base salary of $550,000.  The agreement provides for an annual cash bonus target of 100% of base salary and maximum of 200% of base salary under Hillman's performance-based bonus plan commencing with the 2016 fiscal year.  Mr. Gluchowski will be paid a guaranteed bonus of $550,000 for 2015 and will be reimbursed for his reasonable relocation expenses.

Mr. Gluchowski will be eligible to participate in the equity investment plan and equity incentive plan of HMAN Group Holdings, Inc., the Company's parent company.  The agreement provides an equity investment right and a grant of 1,500 shares of restricted stock, 50% of which will vest on each of the first and second anniversaries of his start date.  The agreement provides a grant of 8,435 nonqualified stock options at a strike price of $1,000 per share.  Prior to the issuance of these equity awards, Mr. Gluchowski must execute the Restrictive Covenant Agreement attached to the Option Award Agreement, which includes restrictive covenants such as one-year non-competition and two-year non-solicitation of employees and customers.

In the event that Mr. Gluchowski's employment is terminated by Hillman without "cause" or if Mr. Gluchowski resigns with "good reason" (as such terms are defined in the Shareholders Agreement and the Equity Plan), the agreement provides severance payments equal to (i) continued base salary for 12 months following the date of termination, and (ii) a pro rated portion of the bonus for the year in which termination occurs.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is furnished as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

On August 18, 2015, the Company issued a press release relating to Mr. Gluchowski’s new appointment.  A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement between Greg Gluchowski and The Hillman Group, Inc. dated August 18, 2015.
99.1	Press Release dated August 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2015	THE HILLMAN COMPANIES, INC.

	By:	/s/ Jeff Leonard
	Name:	Jeff Leonard
	Title:	Executive Vice President of Finance and Chief Financial Officer

EXHIBIT LIST
EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement between Greg Gluchowski and The Hillman Group, Inc. dated August 18, 2015.
99.1	Press Release dated August 18, 2015.

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